Exhibit 10.2

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 16th day of October, 2015 (the “Execution Date”), by and between BMR-COAST 9 LP, a Delaware limited partnership (“Landlord”), and IGNYTA, INC., a Delaware corporation (“Tenant”).

RECITALS

A.         WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of February 19, 2013 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of February 28, 2013, that certain Second Amendment to Lease dated as of November 26, 2013, that certain Third Amendment to Lease dated as of April 18, 2014 (the “Third Amendment”) and that certain Fourth Amendment to Lease dated as of April 28, 2015 (the “Fourth Amendment”) (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Existing Lease”), whereby Tenant leases certain premises (the “Existing Premises”) from Landlord in the buildings located at 11095 Flintkote Avenue, San Diego, California (the “11095 Building”), 11111 Flintkote Avenue, San Diego, California (the “11111 Building”), and 11120 Flintkote Avenue, San Diego, California (the “11120 Building”);

B.         WHEREAS, the Existing Premises is comprised of (i) that certain space containing approximately four thousand seventy-four (4,074) square feet of Rentable Area in the 11095 Building and known as Suite D (as more particularly described on Exhibit A attached hereto, the “11095 Suite D Premises”), (ii) that certain space containing approximately eight thousand two hundred nineteen (8,219) square feet of Rentable Area in the 11095 Building and known as Suite A (as more particularly described on Exhibit A attached hereto, the “11095 Suite A Premises”), (iii) that certain space containing approximately eleven thousand seven hundred ten (11,710) square feet of Rentable Area in 11111 Building (as more particularly described on Exhibit A attached hereto, the “11111 Premises”), and (iv) approximately three thousand five hundred one (3,501) square feet of Rentable Area in the 11120 Building (as more particularly described on Exhibit A attached hereto, the “11120 Premises”);

C.         WHEREAS, concurrently with the execution and delivery of this Amendment, Tenant and Landlord’s affiliate, BMR-Axiom LP, shall execute and deliver a Lease for certain space at 4535 and 4545 Towne Centre Court, San Diego, California (the “Axiom Lease”);

D.         WHEREAS, Landlord and Tenant desire to expand the Existing Premises to include all of the Rentable Area in the building located at 11080 Roselle Street, San Diego, California (the “11080 Roselle Building”) until the date that is thirty (30) days after the Term Commencement Date under the Axiom Lease (such date, the “11080 Roselle Premises Expiration Date”);

E.         WHEREAS, Landlord and Tenant desire to modify the Term Expiration Date of the Lease with respect to each of the 11111 Premises, the 11095 Suite A Premises and the 11095 Suite D Premises; and

BioMed Realty form dated 3/27/15

F.         WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.         Definitions.   For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.         11080 Roselle Premises.   Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, approximately twenty thousand seventy-four (20,074) square feet of Rentable Area comprising the entire Rentable Area of the 11080 Roselle Building, including exclusive shafts, cable runs, mechanical spaces and rooftop areas (as more particularly described on Exhibit B attached hereto, the “11080 Roselle Premises”). From and after the 11080 Roselle Premises Commencement Date (as defined below), all references in the Lease to the “Building,” shall mean and refer, individually and/or collectively (as the context may require), to the 11095 Building, the 11111 Building, the 11120 Building and/or the 11080 Roselle Building.

2.1       Possession.  Landlord shall use commercially reasonable efforts to tender possession of the 11080 Roselle Premises to Tenant on or before January 4, 2016 (the “Estimated 11080 Roselle Premises Commencement Date”). Tenant agrees that in the event Landlord fails to deliver possession of the 11080 Roselle Premises to Tenant on or before the Estimated 11080 Roselle Premises Commencement Date for any reason (including, without limitation, failure of the existing tenant to timely vacate and surrender the 11080 Roselle Premises to Landlord), then (a) neither this Amendment nor Tenant’s lease of the 11080 Roselle Premises under this Amendment shall be void or voidable, (b) Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, and (c) Tenant shall not be responsible for the payment of any Base Rent or Operating Expenses with respect to the 11080 Roselle Premises until the actual 11080 Roselle Premises Commencement Date as described in Section 2.2 occurs.

2.2       11080 Roselle Premises Term.    The Term with respect to the 11080 Roselle Premises (the “11080 Roselle Premises Term”) shall commence on the date that Landlord delivers possession of the 11080 Roselle Premises to Tenant (such date, the “11080 Roselle Premises Commencement Date”) and shall expire on the 11080 Roselle Premises Expiration Date. From and after the 11080 Roselle Premises Commencement Date, the term “Premises” as used in the Lease shall mean and refer to the Existing Premises plus the 11080 Roselle Premises.

2.3       Acknowledgement.   Tenant shall execute and deliver to Landlord written acknowledgment of the actual 11080 Roselle Premises Commencement Date within ten (10)

days after Tenant takes occupancy of the 11080 Roselle Premises, in the form attached as Exhibit C hereto. Failure to execute and deliver such acknowledgment, however, shall not affect the 11080 Roselle Premises Commencement Date or Landlord’s or Tenant’s liability hereunder. Failure by Tenant to obtain validation by any medical review board or other similar governmental licensing of the 11080 Roselle Premises required for the Permitted Use by Tenant shall not serve to extend the 11080 Roselle Premises Commencement Date.

2.4       11080 Roselle Premises Base Rent.    Notwithstanding anything to the contrary in the Lease, commencing on the 11080 Roselle Premises Commencement Date and continuing throughout the 11080 Roselle Premises Term, Base Rent for the 11080 Roselle Premises shall equal:

Square Feet of Rentable Area	Base Rent Rate per Square Foot of Rentable Area	Monthly Base Rent
20,074	$2.75	$55,203.50

2.5       Tenant’s Pro Rata Share.  Notwithstanding anything to the contrary in the Lease, commencing on the 11080 Roselle Premises Commencement Date, Tenant’s Pro Rata Share of the 11080 Roselle Building shall be 100% and Tenant’s Pro Rata Share of the Project shall be increased by 12.39% due to the addition of the 11080 Roselle Premises.

2.6       Condition of the 11080 Roselle Premises.  Tenant acknowledges that (a) it is fully familiar with the condition of the 11080 Roselle Premises and, notwithstanding anything to the contrary in the Lease, agrees to take the same in its condition “as is” as of the 11080 Roselle Premises Commencement Date, (b) Landlord has not made and does not hereby make any representations or warranties of any kind whatsoever, express or implied, regarding the 11080 Roselle Premises, including (without limitation) any representation or warranty that the 11080 Roselle Premises are suitable for Tenant’s intended use and (c) Landlord shall have no obligation to alter, repair or otherwise prepare the 11080 Roselle Premises for Tenant’s occupancy of the 11080 Roselle Premises or to pay for any improvements to the 11080 Roselle Premises. The 11080 Roselle Premises have not undergone inspection by a Certified Access Specialist. Tenant’s taking possession of the 11080 Roselle Premises on the 11080 Roselle Premises Commencement Date shall, except as otherwise agreed to in writing by Landlord and Tenant, conclusively establish that the 11080 Roselle Premises were at such time in good, sanitary and satisfactory condition and repair.

2.7       Marketing of the 11080 Roselle Premises.   Notwithstanding anything to the contrary in the Lease, Landlord shall, during business hours upon twenty-four (24) hours’ prior written notice to Tenant, be permitted to show the 11080 Roselle Premises to prospective tenants.

2.8       No Option to Extend.   Notwithstanding anything to the contrary, Tenant shall not have any option to extend the Term with respect to the 11080 Roselle Premises and no option to extend or renew set forth in the Existing Lease (including, without limitation, Article

11 of the Third Amendment and Article 4 of the Fourth Amendment) shall apply to the 11080 Roselle Premises.

2.9       11080 Roselle Premises Provisions.    From and after the 11080 Roselle Premises Commencement Date, the 11080 Roselle Premises shall constitute part of the Premises for all purposes under the Lease; provided, however, that the terms, conditions, provisions and agreements set forth in this Section 2.9 shall specifically apply to the 11080 Roselle Premises and, to the extent of any conflict between the terms, conditions, provisions and agreements set forth in the Existing Lease and the terms, conditions, provisions and agreements set forth in this Section 2.9, the terms, conditions, provisions and agreements set forth in this Section 2.9 shall control.

2.9.1    Generator.    Section 16.8 of the Existing Lease shall not apply to 11080 Roselle Premises or any generator connected thereto. Rather, the following terms, conditions, provisions and agreements shall apply to the 11080 Roselle Premises in lieu of Section 16.8 of the Existing Lease:

2.9.1.1      As of the Execution Date of this Amendment, one (1) generator and transfer switch is connected to the 11080 Roselle Premises’ electrical panel (the “11080 Generator”). Landlord expressly disclaims any warranties with regard to the 11080 Generator or the installation thereof, including any warranty of merchantability or fitness for a particular purpose. Landlord shall permit Tenant to enforce any manufacturers’ warranties for the 11080 Generator.

2.9.1.2      Tenant shall keep in full force and effect during the 11080 Roselle Premises Term (and occupancy by Tenant, if any, after termination of the Lease with respect to the 11080 Roselle Premises) a commercially reasonable preventative maintenance contract for inspections and maintenance using a qualified, licensed, bonded service provider reasonably approved by Landlord. If requested in writing by Landlord (not more often than two (2) times per calendar year), Tenant shall provide to Landlord copies of 11080 Generator maintenance contracts and 11080 Generator maintenance reports. In the event Landlord (in its reasonable discretion after reasonable notice to Tenant) determines that Tenant is not properly maintaining, operating or repairing the 11080 Generator as required herein, Landlord (by written notice to Tenant) shall have the right (but not the obligation) to take over such obligations and Tenant shall pay Landlord upon demand for the reasonable cost of performing such work as Additional Rent.

2.9.1.3      Notwithstanding anything to the contrary in the Lease, Landlord shall have no liability, and Tenant shall have no right or remedy, on account of any interruption, impairment or failure of the 11080 Generator.

2.9.2    Utilities.

2.9.2.1      In no event shall Landlord be liable to Tenant for any failure or defect in the supply or character of electric energy furnished to the 11080 Roselle Premises by reason of any requirement, act or omission of the public utility serving the

Project with electric energy, or for any other reason not attributable to Landlord’s negligence or willful misconduct. Notwithstanding the foregoing, if the 11080 Roselle Premises are without power for a period of seven (7) consecutive days primarily as a result of Landlord’s negligence or willful misconduct, then, for the eighth (8th) such day and for each day thereafter until power is restored, Tenant shall not be obligated to pay Base Rent or Operating Expenses with respect to the 11080 Roselle Premises.

2.9.2.2      Tenant’s use of electric energy in the 11080 Roselle Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the 11080 Roselle Premises. In order to ensure that such capacity is not exceeded, and to avert a possible adverse effect upon the Project’s distribution of electricity via the Project’s electric system, Tenant shall not, without Landlord’s prior written consent in each instance (which consent Landlord may condition upon the availability of electric energy in the Project as allocated by Landlord to various areas of the Project) connect any fixtures, appliances or equipment (other than normal machines relating to Tenant’s line of business) to the 11080 Roselle Building’s or Project’s electric system or make any alterations or additions to the electric system of the 11080 Roselle Premises existing on the 11080 Roselle Premises Commencement Date. Should Landlord grant such consent, all additional risers, distribution cables or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord on demand (or, at Landlord’s option, shall be provided by Tenant pursuant to plans and contractors approved by Landlord, and otherwise in accordance with the provisions of the Lease). Landlord shall have the right to require Tenant to (a) pay sums on account of such cost prior to the installation of any such risers or equipment, and/or (b) remove, prior to the expiration or earlier termination of this Lease with respect to the 11080 Roselle Premises, any such risers, distribution cables or other equipment installed by or on behalf of Tenant.

2.9.3    Repairs and Maintenance.    Sections 18.1 and 18.2 of the Existing Lease shall not apply to the 11080 Roselle Building or the 11080 Roselle Premises. Rather, the following terms, conditions, provisions and agreements shall apply to the 11080 Roselle Building and 11080 Roselle Premises in lieu of Sections 18.1 and 18.2 of the Existing Lease.

2.9.3.1      Landlord shall repair and maintain the structural and exterior portions of the 11080 Roselle Building, including roofing and covering materials; foundations; and exterior walls.

2.9.3.2      Except for services of Landlord, if any, required by Section 2.9.3.1, Tenant shall at Tenant’s sole cost and expense maintain and keep the 11080 Roselle Premises and every part thereof (including, without limitation, any systems or equipment exclusively serving the Premises) in good condition and repair, damage thereto from ordinary wear and tear excepted. Without limiting the generality of the foregoing, Tenant shall, at Tenant’s sole cost and expense, (a) maintain the HVAC for the 11080 Roselle Premises in accordance with all of the terms, conditions, provisions and agreements set forth in Section 16.9 of the Existing Lease, and (b) hire (i) a licensed fire life safety contractor to regularly and periodically (not less frequently than every three (3) months) inspect and perform required maintenance on the fire life safety equipment and systems serving the 11080 Roselle Premises, (ii) a licensed air compressor contractor to regularly and periodically (not less frequently than every three (3) months) inspect and perform required maintenance on the air compressor equipment and systems serving the 11080 Roselle Premises and (iii) a licensed vacuum systems contractor to regularly and periodically (not less frequently than every three (3) months) inspect and perform required maintenance on the vacuum equipment and systems serving the 11080 Roselle Premises. Tenant shall, upon the expiration or sooner termination of the Term, surrender the 11080 Roselle Premises to Landlord in as good a condition as when received, ordinary wear and tear excepted; and shall, at Landlord’s request and Tenant’s sole cost and expense, remove all telephone and data systems, wiring and equipment from the 11080 Roselle Premises, and repair any damage to the 11080 Roselle Premises caused thereby. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the 11080 Roselle Premises or any part thereof.

2.9.3.3      Notwithstanding anything to the contrary, if Tenant shall fail, after fifteen (15) days’ written notice, to (a) hire the contractors (or cause such contractors to perform the inspections and maintenance) required under Section 2.9.3.2 or (b) perform any maintenance or to make, or to commence and thereafter to proceed with diligence to make, any repair required of it with respect to the 11080 Roselle Premises pursuant to the terms of the Lease, Landlord, without being under any obligation to do so and without thereby waiving such default by Tenant, may hire such contractors, perform such maintenance or make such repair and may charge Tenant for the reasonable costs thereof. Any expense reasonably incurred by Landlord in connection therewith may be billed by Landlord to Tenant monthly or, at Landlord’s option, immediately, and shall be due and payable within ten (10) days after such billing or, at Landlord’s option, may be deducted from the Security Deposit.

2.10     11080 Roselle Premises Surrender.    Tenant shall surrender the 11080 Roselle Premises on or before the 11080 Roselle Premises Expiration Date in accordance with the terms, conditions and provisions of this Section 2.10.

2.10.1    Tenant shall surrender the 11080 Roselle Premises to Landlord on or before the 11080 Roselle Premises Expiration Date in broom clean condition and otherwise in the condition required under the Lease, and having delivered to Landlord any deliverables required by the Lease with respect to the 11080 Roselle Premises, including (without limitation) the Exit Survey for the 11080 Roselle Premises as required by Section 26.1 of the Original Lease.

2.10.2    Tenant shall cause the remediation of any recognized environmental conditions set forth in the Exit Survey for the 11080 Roselle Premises and compliance with any recommendations set forth in the Exit Survey for the 11080 Roselle Premises as provided in Section 26.1 of the Original Lease.

2.10.3    Landlord and Tenant hereby acknowledge and agree that Landlord’s acceptance of the 11080 Roselle Premises from Tenant shall not constitute an admission by Landlord that the 11080 Roselle Premises were delivered in the condition required by the Lease, or that Tenant has delivered to Landlord any deliverables required by the Lease with respect to the 11080 Roselle Premises. Landlord shall retain all of its rights under the Lease, at law or in equity, including (without limitation) its right to collect rent for the 11080 Roselle Premises for the periods prior to the 11080 Roselle Premises Expiration Date and, in the event of any holdover beyond the 11080 Roselle Premises Expiration Date, after the 11080 Roselle Premises Expiration Date in accordance with the Lease.

2.10.4    The terms, conditions and provisions of Section 27.1 of the Original Lease shall not apply to any holdover of the 11080 Roselle Premises beyond the 11080 Roselle Premises Expiration Date. In the event that Tenant fails to surrender the 11080 Roselle Premises to Landlord as required under this Article on or before the 11080 Roselle Premises Expiration Date, Tenant shall be in holdover of the 11080 Roselle Premises without Landlord’s prior written consent pursuant to the terms and conditions of Section 27.2 of the Original Lease, and, therefore, in such event, Tenant shall be a tenant at sufferance with respect to the 11080 Roselle Premises and subject to payment of the amounts set forth in Section 27.3(a) and (b) of the Original Lease.

2.10.5    Tenant’s obligations under this Section 2.10 shall survive the expiration or earlier termination of the Lease.

3.         11120 Premises.  Notwithstanding anything to the contrary in the Lease, Article 4 of the Fourth Amendment is hereby deleted in its entirety and shall no longer be of any further force or effect, and, therefore, the Term with respect to the 11120 Premises shall expire on May 12, 2016 (the “11120 Premises Expiration Date”). Accordingly, Tenant shall surrender the 11120 Premises on or before the 11120 Premises Expiration Date in accordance with the terms, conditions and provisions of this Article 3.

3.1       Tenant shall surrender the 11120 Premises to Landlord on or before the 11120 Premises Expiration Date in broom clean condition and otherwise in the condition required under the Lease, and having delivered to Landlord any deliverables required by the Lease with respect to the 11120 Premises, including (without limitation) the Exit Survey for the 11120 Premises as required by Section 26.1 of the Original Lease.

3.2       Tenant shall cause the remediation of any recognized environmental conditions set forth in the Exit Survey for the 11120 Premises and compliance with any recommendations set forth in the Exit Survey for the 11120 Premises as provided in Section 26.1 of the Original Lease.

3.3       Landlord and Tenant hereby acknowledge and agree that Landlord’s acceptance of the 11120 Premises from Tenant shall not constitute an admission by Landlord that the 11120 Premises were delivered in the condition required by the Lease, or that Tenant has delivered to Landlord any deliverables required by the Lease with respect to the 11120 Premises. Landlord shall retain all of its rights under the Lease, at law or in equity, including (without limitation) its right to collect rent for the 11120 Premises for the periods prior to the 11120

Premises Expiration Date and, in the event of any holdover beyond the 11120 Premises Expiration Date, after the 11120 Premises Expiration Date in accordance with the Lease.

3.4       The terms, conditions and provisions of Section 27.1 of the Original Lease shall not apply to any holdover of the 11120 Premises beyond the 11120 Premises Expiration Date. In the event that Tenant fails to surrender the 11120 Premises to Landlord as required under this Article on or before the 11120 Premises Expiration Date, Tenant shall be in holdover of the 11120 Premises without Landlord’s prior written consent pursuant to the terms and conditions of Section 27.2 of the Original Lease, and, therefore, in such event, Tenant shall be a tenant at sufferance with respect to the 11120 Premises and subject to payment of the amounts set forth in Section 27.3(a) and (b) of the Original Lease.

3.5       Tenant’s obligations under this Article 3 shall survive the expiration or earlier termination of the Lease.

4.         11111 Premises. Notwithstanding anything to the contrary in the Lease, the Term Expiration Date with respect to the 11111 Premises is hereby amended to be the 11080 Roselle Premises Expiration Date, and, therefore, the Lease with respect to the 11111 Premises shall expire by its terms on the 11080 Roselle Premises Expiration Date. Accordingly, Tenant shall surrender the 11111 Premises on or before the 11080 Roselle Premises Expiration Date in accordance with the terms, conditions and provisions of this Article 4.

4.1       Tenant shall surrender the 11111 Premises to Landlord on or before the 11080 Roselle Premises Expiration Date in broom clean condition and otherwise in the condition required under the Lease, and having delivered to Landlord any deliverables required by the Lease with respect to the 11111 Premises, including (without limitation) the Exit Survey for the 11111 Premises as required by Section 26.1 of the Original Lease.

4.2       Tenant shall cause the remediation of any recognized environmental conditions set forth in the Exit Survey for the 11111 Premises and compliance with any recommendations set forth in the Exit Survey for the 11111 Premises as provided in Section 26.1 of the Original Lease.

4.3       Landlord and Tenant hereby acknowledge and agree that Landlord’s acceptance of the 11111 Premises from Tenant shall not constitute an admission by Landlord that the 11111 Premises were delivered in the condition required by the Lease, or that Tenant has delivered to Landlord any deliverables required by the Lease with respect to the 11111 Premises. Landlord shall retain all of its rights under the Lease, at law or in equity, including (without limitation) its right to collect rent for the 11111 Premises for the periods prior to the 11080 Roselle Premises Expiration Date and, in the event of any holdover beyond the 11080 Roselle Premises Expiration Date, after the 11080 Roselle Premises Expiration Date in accordance with the Lease.

4.4       The terms, conditions and provisions of Section 27.1 of the Original Lease shall not apply to any holdover of the 11111 Premises beyond the 11080 Roselle Premises Expiration Date. In the event that Tenant fails to surrender the 11111 Premises to Landlord as required under this Article on or before the 11080 Roselle Premises Expiration Date, Tenant shall be in holdover of the 11111 Premises without Landlord’s prior written consent pursuant to the terms and conditions of Section 27.2 of the Original Lease, and, therefore, in such event, Tenant shall be a tenant at sufferance with respect to the 11111 Premises and subject to payment of the amounts set forth in Section 27.3(a) and (b) of the Original Lease.

4.5       Tenant’s obligations under this Article 4 shall survive the expiration or earlier termination of the Lease.

5.         11095 Suite D Premises. Notwithstanding anything to the contrary in the Lease, the Term Expiration Date with respect to the 11095 Suite D Premises is hereby amended to be the date that is ninety (90) days after the 11080 Roselle Premises Expiration Date (such date, the “11095 Suite D Premises Expiration Date”), and, therefore, the Lease with respect to the 11095 Suite D Premises shall expire by its terms on the 11095 Suite D Premises Expiration Date. Accordingly, Tenant shall surrender the 11095 Suite D Premises on or before the 11095 Suite D Premises Expiration Date in accordance with the terms, conditions and provisions of this Article 5.

5.1       Tenant shall surrender the 11095 Suite D Premises to Landlord on or before the 11095 Suite D Premises Expiration Date in broom clean condition and otherwise in the condition required under the Lease, and having delivered to Landlord any deliverables required by the Lease with respect to the 11095 Suite D Premises, including (without limitation) the Exit Survey for the 11095 Suite D Premises as required by Section 26.1 of the Original Lease.

5.2       Tenant shall cause the remediation of any recognized environmental conditions set forth in the Exit Survey for the 11095 Suite D Premises and compliance with any recommendations set forth in the Exit Survey for the 11095 Suite D Premises as provided in Section 26.1 of the Original Lease.

5.3       Landlord and Tenant hereby acknowledge and agree that Landlord’s acceptance of the 11095 Suite D Premises from Tenant shall not constitute an admission by Landlord that the 11095 Suite D Premises were delivered in the condition required by the Lease, or that Tenant has delivered to Landlord any deliverables required by the Lease with respect to the 11095 Suite D Premises. Landlord shall retain all of its rights under the Lease, at law or in equity, including (without limitation) its right to collect rent for the 11095 Suite D Premises for the periods prior to the 11095 Suite D Premises Expiration Date and, in the event of any holdover beyond the 11095 Suite D Premises Expiration Date, after the 11095 Suite D Premises Expiration Date in accordance with the Lease.

5.4       The terms, conditions and provisions of Section 27.1 of the Original Lease shall not apply to any holdover of the 11095 Suite D Premises beyond the 11095 Suite D Premises Expiration Date. In the event that Tenant fails to surrender the 11095 Suite D Premises to Landlord as required under this Article on or before the 11095 Suite D Premises Expiration Date, Tenant shall be in holdover of the 11095 Suite D Premises without Landlord’s prior written consent pursuant to the terms and conditions of Section 27.2 of the Original Lease, and, therefore, in such event, Tenant shall be a tenant at sufferance with respect to the 11095 Suite D Premises and subject to payment of the amounts set forth in Section 27.3(a) and (b) of the Original Lease.

5.5       Tenant’s obligations under this Article 5 shall survive the expiration or earlier termination of the Lease.

6.         11095 Suite A Premises.   Notwithstanding anything to the contrary in the Lease, the Term Expiration Date with respect to the 11095 Suite A Premises is hereby amended to be the date that is two hundred seventy (270) days after the 11080 Roselle Premises Expiration Date (such date, the “11095 Suite A Premises Expiration Date”), and, therefore, the Lease with respect to the 11095 Suite A Premises shall expire by its terms on the 11095 Suite A Premises Expiration Date. Accordingly, Tenant shall surrender the 11095 Suite A Premises on or before the 11095 Suite A Premises Expiration Date in accordance with the terms, conditions and provisions of this Article 6.

6.1       Tenant shall surrender the 11095 Suite A Premises to Landlord on or before the 11095 Suite A Premises Expiration Date in broom clean condition and otherwise in the condition required under the Lease, and having delivered to Landlord any deliverables required by the Lease with respect to the 11095 Suite A Premises, including (without limitation) the Exit Survey for the 11095 Suite A Premises as required by Section 26.1 of the Original Lease.

6.2       Tenant shall cause the remediation of any recognized environmental conditions set forth in the Exit Survey for the 11095 Suite A Premises and compliance with any recommendations set forth in the Exit Survey for the 11095 Suite A Premises as provided in Section 26.1 of the Original Lease.

6.3       Landlord and Tenant hereby acknowledge and agree that Landlord’s acceptance of the 11095 Suite A Premises from Tenant shall not constitute an admission by Landlord that the 11095 Suite A Premises were delivered in the condition required by the Lease, or that Tenant has delivered to Landlord any deliverables required by the Lease with respect to the 11095 Suite A Premises. Landlord shall retain all of its rights under the Lease, at law or in equity, including (without limitation) its right to collect rent for the 11095 Suite A Premises for the periods prior to the 11095 Suite A Premises Expiration Date and, in the event of any holdover beyond the 11095 Suite A Premises Expiration Date, after the 11095 Suite A Premises Expiration Date in accordance with the Lease.

6.4       The terms, conditions and provisions of Section 27.1 of the Original Lease shall not apply to any holdover of the 11095 Suite A Premises beyond the 11095 Suite A Premises Expiration Date. In the event that Tenant fails to surrender the 11095 Suite A Premises to Landlord as required under this Article on or before the 11095 Suite A Premises Expiration Date, Tenant shall be in holdover of the 11095 Suite A Premises without Landlord’s prior written consent pursuant to the terms and conditions of Section 27.2 of the Original Lease, and, therefore, in such event, Tenant shall be a tenant at sufferance with respect to the 11095 Suite A

Premises and subject to payment of the amounts set forth in Section 27.3(a) and (b) of the Original Lease.

6.5       Tenant’s obligations under this Article 6 shall survive the expiration or earlier termination of the Lease.

7.         Term Expiration Date.   Landlord and Tenant acknowledge and agree that, upon the 11095 Suite A Premises Expiration Date, the Term Expiration Date for the entire Premises under the Lease shall have occurred and, therefore, the 11095 Suite A Premises Expiration Date shall be the Term Expiration Date for the Lease. Accordingly, the Lease shall expire by its terms on the 11095 Suite A Premises Expiration Date and shall no longer be of any further force or effect, except for those terms, conditions and provisions that, by their express terms, survive the expiration or earlier termination of the Lease.

8.         New Lease.    Notwithstanding anything to the contrary in the Existing Lease, Article 6 of the Third Amendment is hereby deleted in its entirety and, from and after the Execution Date of this Amendment, shall no longer be of any further force or effect.

9.         Extension Options.    Notwithstanding anything to the contrary in the Existing Lease, all options to renew or extend the Term of the Lease (if any) with respect to all or any portion of the Premises are hereby deleted from the Lease in their entirety and, from and after the Execution Date of this Amendment, shall no longer be of any further force or effect.

10.       Broker.  Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment, and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless the Landlord Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent, employed or engaged by it or claiming to have been employed or engaged by it.

11.       No Default.     Each of Tenant and Landlord hereby represents, warrants and covenants that, to the best of such party’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

12.       Notices.    Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

Ignyta, Inc.

11111 Flintkote Avenue

San Diego, CA 92121

Attn: Ed Marples.

13.       Effect of Amendment.    Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

14.       Successors and Assigns.    Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

15.       Miscellaneous.    This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

16.       Authority.    Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

17.       Counterparts; Facsimile and PDF Signatures.   This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

BMR-COAST 9 LP, a Delaware limited partnership

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	SVP, Real Estate Legal

TENANT:

IGNYTA, INC., a Delaware corporation

By:	/s/ Jonathan Lim
Name:	Jonathan Lim
Title:	President & CEO

EXHIBIT A

EXHIBIT B

EXHIBIT C

C-2